Execution Version
NOTEHOLDER FORBEARANCE AGREEMENT
This Noteholder Forbearance Agreement (this “Agreement”) is entered into as of December 28, 2020, by and among GTT Communications, Inc., a Delaware corporation (the “Issuer”), GTT Americas, LLC, a Delaware limited liability company, GTT Global Telecom Government Services, LLC, a Virginia limited liability company, GC Pivotal, LLC, a Delaware limited liability company, Communication Decisions – SNVC, LLC, a Virginia limited liability company, Electra Ltd., a Virginia corporation and Core 180, LLC, a Delaware limited liability company (each such direct or indirect subsidiary of the Issuer, a “Guarantor” and, together, the “Guarantors”), and each of the undersigned beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) of the Notes (as hereinafter defined) (collectively, the “Forbearing Noteholders” and, together with the Issuer, the “Parties”).
RECITALS
A.The Issuer and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), are parties to that certain Indenture, dated as of December 22, 2016, (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), under which the Issuer’s 7.875% Senior Notes due 2024 (the “Notes”) were issued. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Indenture.
B.The Issuer did not file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 (the “Late Q2 SEC Report”) within 15 days of August 17, 2020, which was the last day of the extension period provided for the filing under Rule 12b-25(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such failure constitutes a Default under the Indenture (the “Q2 Reporting Default”).

C.On September 2, 2020, the Issuer received a notice of Default (the “Q2 Notice”) from investment managers to beneficial holders of, or, holders of, the Notes (the “Noteholders”) representing 25% or more of the aggregate principal amount of the Notes regarding the Q2 Reporting Default and, as a result, the Issuer’s failure to file (or in certain circumstances, post to the Issuer’s website) the Late Q2 SEC Report on or before November 1, 2020 would constitute an Event of Default under the Indenture.

D.On October 28, 2020, the Issuer and the Guarantors entered into a Forbearance Agreement (the “Original Notes Forbearance Agreement”) with certain beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) of a majority of the outstanding aggregate principal amount of the Notes.

E.Between October 28, 2020 and November 11, 2020, certain additional beneficial owners (or nominees, investment managers, advisors or subadvisors for such additional beneficial owners) of the Notes executed and delivered the Original Notes Forbearance Agreement.

F.On November 23, 2020, the scheduled expiration time under the Original Notes Forbearance Agreement was extended to 8:00 a.m., New York City time, on December 14, 2020.

G.The Issuer did not file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 (the “Late Q3 SEC Report”) within 15 days of November 16, 2020, which was the last day of the extension period provided for the filing under Rule 12b-25(b) of the Exchange Act, and such failure constituted a Default under the Indenture (the “Q3 Reporting Default,” and collectively with the Q2 Reporting Default, the “Reporting Defaults”).

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H.On December 7, 2020, the Issuer received a notice of Default (the “Q3 Notice”) from the Trustee regarding the Q3 Reporting Default and, as a result, the Issuer’s failure to file (or in certain circumstances, post to the Issuer’s website) the Late Q3 SEC Report on or before February 5, 2021 would constitute an Event of Default under the Indenture.

I.On December 10, 2020, the scheduled expiration time under the Original Notes Forbearance Agreement was extended to 8:00 a.m., New York City time, on December 28, 2020. On December 22, 2020, the scheduled expiration time under the Original Notes Forbearance Agreement was further extended to 5:00 p.m., New York City time, on December 28, 2020.

J.The Issuer has requested that, during the Noteholder Forbearance Period (as hereinafter defined), the Noteholders agree to forbear from exercising any and all rights and remedies against the Issuer and the Guarantors with respect to any Defaults or Events of Default that have occurred, or that may occur as a result of, (i) the Reporting Defaults and (ii) the occurrence and continuance of the “Lender Specified Defaults” as defined in the Second Credit Facilities Forbearance Agreement (as defined below) (collectively, the “Noteholder Specified Defaults”).

K.This Agreement replaces the Original Notes Forbearance Agreement.

L.Subject to the terms and conditions set forth herein, the Forbearing Noteholders have agreed to forbear, solely during the Noteholder Forbearance Period, from exercising their default-related rights and remedies against the Issuer and the Guarantors with respect to the Noteholder Specified Defaults.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
SECTION 1.Confirmation by the Issuer of Obligations and Noteholder Specified Defaults.
(a)Each of the Issuer and the Guarantors acknowledges and agrees that, as of the Forbearance Effective Date (as hereinafter defined), the aggregate principal amount of the Notes outstanding is $575,000,000. Each of the Issuer and the Guarantors further acknowledges and agrees that (i) the Q2 Notice was properly delivered and the Issuer’s failure to file (or in certain circumstances, post to the Issuer’s website) the Late Q2 SEC Report on or before November 1, 2020 constituted an Event of Default under the Indenture on November 2, 2020 and (ii) the Q3 Notice was properly delivered and the Issuer’s failure to file (or in certain circumstances, post to the Issuer’s website) the Late Q3 SEC Report on or before February 5, 2021 shall constitute an Event of Default under the Indenture on February 6, 2020.
(b)Each of the Issuer and Guarantors acknowledges and agrees that (i) the Q2 Reporting Default as of November 2, 2020 constituted an Event of Default and (ii) the Q3 Reporting Default as of February 6, 2021 shall constitute an Event of Default, in each case which, but for entry into this Agreement, would entitle the Forbearing Noteholders to exercise any and all default-related rights and remedies provided for under the Indenture, the Notes and applicable law. Each of the Issuer and Guarantors acknowledges and agrees that, as and when the other Noteholder Specified Defaults occur, they shall, upon the passage of time or the giving of notice or both (to the extent such requirements are applicable pursuant to Section 6.01 of the Indenture), constitute Events of Default, which, but for entry

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into this Agreement, would entitle the Forbearing Noteholders to exercise any and all default-related rights and remedies provided for under the Indenture, the Notes and applicable law.
(c)Each of the Issuer and the Guarantors represents that there are no claims, demands, offsets or defenses at law or in equity that would defeat or diminish any Holder’s present and unconditional right to collect the indebtedness evidenced by the Indenture, the Notes and the Note Guarantees (collectively, the “Notes Documents”) that is owed to such Person, and to proceed to enforce the rights and remedies available to the Trustee and Holders as provided in the Notes Documents as of the date hereof.
(d)Each of the Issuer and the Guarantors acknowledges and agrees that the Forbearance (as hereinafter defined) is limited in time and scope and is subject to the terms and conditions set forth herein. Each of the Issuer and the Guarantors further acknowledges and agrees that, (i) upon the occurrence of a Termination Event (as hereinafter defined), the Forbearing Noteholders shall be entitled to exercise all rights and remedies in respect of the Noteholder Specified Defaults under the Indenture, the Notes and applicable law and (ii) the Forbearing Noteholders shall otherwise be entitled to exercise all rights and remedies in respect of any Defaults or Events of Default other than the Noteholder Specified Defaults under the Indenture, the Notes and applicable law.
SECTION 2.Forbearance; Forbearance Default Rights and Remedies.
(a)In reliance upon the representations and warranties and covenants of the Issuer and each of the Guarantors contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, effective as of the Forbearance Effective Date, each of the Forbearing Noteholders (severally and not jointly) agrees that, until the expiration or termination of the Noteholder Forbearance Period, it will forbear from
(i)     exercising any and all rights or remedies under the Indenture, the Notes and applicable law (“Remedial Action”) against the Issuer and the Guarantors (or any of their assets or properties), including, without limitation, any action to accelerate or join in any request for acceleration of the Notes, and
(ii)    directing the Trustee to take any Remedial Action,
in each case described in clauses (i) and (ii), solely with respect to the Noteholder Specified Defaults (the “Forbearance”). As used herein, the term “Noteholder Forbearance Period” shall mean the period beginning on the Forbearance Effective Date and ending automatically on the earlier to occur of (the occurrence of any of the events in the succeeding clauses (1) and (2), a “Termination Event”):
(1)     any Forbearance Default (as hereinafter defined) and, except as expressly provided herein, the delivery to the Issuer by the Requisite Forbearing Noteholders1 of written notice of such Forbearance Default and such Forbearing Noteholders’ intent to terminate this
1     “Requisite Forbearing Noteholders” means, as of any date of determination, (i) with respect to the delivery of notice of a Forbearance Default, those Forbearing Noteholders holding more than 50% of the aggregate principal amount of the Notes that are held by all Forbearing Noteholders as of such date and (ii) with respect to any amendments to this Agreement or other consents or approvals pursuant to this Agreement, including any extensions of the Forbearance Period, those Forbearing Noteholders holding more than 66.7% of the aggregate principal amount of the Notes that are held by all Forbearing Noteholders as of such date; provided, solely with respect to this clause (ii), at least two or more of such Forbearing Noteholders are unaffiliated.

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Agreement (which notice may be delivered by counsel to the Forbearing Noteholders, including by electronic mail); or
(2)     5:00 p.m., New York City time, on March 31, 2021; provided that the Noteholder Forbearance Period may be extended by the Requisite Forbearing Noteholders pursuant to Section 9 hereof.
As used herein, the term “Forbearance Default” shall mean:
(A)    the occurrence of any Default or Event of Default under the Indenture other than any of the Noteholder Specified Defaults; provided no notice pursuant to clause (a)(ii)(1) above shall be required in respect of any Event of Default arising pursuant to Section 6.01(a)(7) or (8) of the Indenture and the Noteholder Forbearance Period shall automatically terminate upon the occurrence thereof without any declaration or act on the part of any Person,
(B)     the failure of the Issuer to comply in all material respects with any term, condition, or covenant set forth in this Agreement, which failure remains uncured (to the extent curable) for three (3) Business Days after the Requisite Forbearing Noteholders deliver a written notice of such failure to the Issuer (which notice may be delivered by counsel to the Forbearing Noteholders, including by electronic mail),
(C)     the failure of any representation or warranty made by the Issuer or any Guarantor under this Agreement to be true and complete in all material respects (or if qualified by materiality, all respects) as of the date when made,
(D)     any Credit Party (as defined in the Credit Agreement dated as of May 31, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified on or prior to the date hereof, the “Existing Credit Agreement”) by and among the Issuer and GTT Communications B.V., as borrowers, KeyBank National Association, as administrative agent and letter of credit issuer, and the lenders and other financial institutions party thereto from time to time) as of the Forbearance Effective Date shall enter into or acknowledge any amendment, change, supplement or modification (including by means of a waiver or consent) to the Existing Credit Agreement or the Loan Documents (as defined in the Existing Credit Agreement) that
(y)     increases the rate of interest on any Loan (as defined in the Existing Credit Agreement) or otherwise provides for any compensation to any Lender (as defined in the Existing Credit Agreement) or other Secured Creditor (as defined in the Existing Credit Agreement), in each case, in excess of the rate of interest and/or compensation payable in respect of the Credit Facilities (as defined in the Existing Credit Agreement) in effect as of the Forbearance Effective Date) or
(z)     amends, changes, supplements or modifies any prepayment provisions of Section 2.13 of the Existing Credit Agreement or otherwise, in each case, in a manner adverse to the Forbearing Noteholders as reasonably determined by the Requisite Forbearing Noteholders (other than, for the avoidance of doubt, the modifications pursuant to the Amendment No. 4 to Credit Agreement and Consent in the form attached hereto as Exhibit A (the “Amendment No. 4”)),
(E)     (i) the expiration or termination of the Lender Forbearance Period (as defined in the Second Credit Facilities Forbearance Agreement), (ii) the occurrence of any Event of Default (as defined under that certain Priming Facility Credit Agreement, dated as of December 28, 2020,

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among the Issuer, as parent guarantor, GTT Communications B.V., as borrower, the lenders party thereto and Delaware Trust Company, as administrative agent (as in effect on the date hereof, and as amended, restated, supplemented, or otherwise modified solely to the extent the Requisite Forbearing Noteholders have provided their prior written consent thereto (irrespective of whether such consent is required in their capacities as Lenders thereunder)), the “Priming Facility Credit Agreement”), or (iii) the termination of any Commitment under the Priming Facility Credit Agreement (other than upon the funding thereof),
(F)     the occurrence of the Maturity Date (as defined in the Priming Facility Credit Agreement),
(G)    the Issuer or any Subsidiary thereof shall:
(w)    Incur Indebtedness described in clause (1)(A) of the definition thereof in the Indenture or provide a Guarantee of any Indebtedness of the type described in clause (1)(A) of the definition thereof in the Indenture of the Issuer or any Subsidiary of the Issuer, other than (1) Indebtedness Incurred in the ordinary course of business that is permitted by the Indenture in an amount not to exceed $5,000,000 outstanding at any time, (2) the Incurrence of Indebtedness pursuant to the Priming Facility Credit Agreement and any Guarantees in respect thereof in an aggregate principal amount not to exceed $100,000,000 Incurred as of the date hereof plus an additional $175,000,000 Incurred pursuant to the delayed draw term loan commitments under the Priming Facility Credit Agreement established on the date hereof, and (3) Indebtedness Incurred pursuant to Section 4.03(b)(6) of the Indenture either (a) in the ordinary course of business and consistent with past practices or (b) in connection with or related to an Infrastructure Reorganization (as defined below) in accordance with the terms of an Infrastructure Sale Agreement (as defined below);
(x)    (i) cause any Subsidiary of the Issuer that is not a Credit Party as of the Forbearance Effective Date to become a Credit Party or (ii) cause any Subsidiary of the Issuer that is not a U.S. Credit Party (as defined in the Existing Credit Agreement) as of the Forbearance Effective Date to become a U.S. Credit Party, provided that, in each case, (A) Subsidiaries of U.S. Credit Parties that are organized under the laws of the United States may become U.S. Credit Parties so long as they concurrently become Guarantors of the Notes, (B) Subsidiaries of Non-U.S. Credit Parties (as defined in the Existing Credit Agreement) may become Non-U.S. Credit Parties and (C) none of the Non-U.S. Credit Parties nor any Subsidiary thereof may become a borrower with respect to, Guarantee, or provide security for, the U.S. Obligations (as defined in the Existing Credit Agreement),
(y)     in the case of the Issuer or any Guarantor, sell, lease, transfer or otherwise dispose of any assets (including by means of a sale lease back and by means of mergers, consolidation, amalgamation and liquidation of such Person) or Equity Interests directly owned by the Issuer or such Guarantor to any Subsidiary of the Issuer that is not a Guarantor outside the ordinary course of business, unless (i) such Subsidiary becomes a Guarantor of the Notes prior to the consummation thereof (which guaranty shall not terminate solely as a result of the termination or satisfaction of any guaranty from such transferee in favor of the Lenders under the Existing Credit Agreement), or (ii) such transaction is necessary to consummate an Infrastructure Reorganization and/or the disposition of all or any portion of the Infrastructure Business (as defined in the Priming

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Facility Credit Agreement) in accordance with the terms of an Infrastructure Sale Agreement; provided that, in the case of this clause (ii) if any such sale, lease, transfer or other disposition is by the Issuer or any Guarantor to a Subsidiary of the Issuer that is organized or existing under the laws of the United States, any State thereof or the District of Columbia, such Subsidiary shall become a Guarantor of the Notes prior to the consummation thereof (which guaranty shall not terminate solely as a result of the termination or satisfaction of any guaranty from such transferee in favor of the Lenders under the Existing Credit Agreement), provided, further, that to the extent any Subsidiary of the Issuer becomes a Guarantor of the U.S. Obligations under the Existing Credit Agreement, such Subsidiary shall become a Guarantor of the Notes concurrently therewith, or
(z)     permit, authorize or take any action (or otherwise assist a third-party in taking any action) that grants any Lien (as defined in the Existing Credit Agreement) or otherwise causes (i) the collateral that secures (or purports to secure) the U.S. Obligations (as defined in the Existing Credit Agreement) to include any property or other assets that does not secure the U.S. Obligations on the date hereof (it being understood that this clause (i) shall not result in the exclusion of any after-acquired or similar types of collateral arising after the date hereof) and (ii) the collateral that secures (or purports to secure) the Obligations (as defined in the Priming Facility Credit Agreement) to include any property or other assets that does not secure the EMEA Facility Obligations (as defined in the Existing Credit Agreement) on the date hereof (it being understood that this clause (ii) shall not result in the exclusion of any after-acquired or similar types of collateral arising after the date hereof). For the avoidance of doubt, the granting of any Lien incurred to facilitate an Infrastructure Reorganization (as defined below) and/or the disposition of all or any portion of the Infrastructure Business (as defined in the Priming Facility Credit Agreement) pursuant to an Infrastructure Sale Agreement (as defined below), in each case, so long as such Lien does not secure Indebtedness, shall not constitute a Forbearance Default under this clause (G)(z), or
(H)    60 days after the termination of the Existing Infrastructure Sale Agreement (as defined below), unless a Replacement Infrastructure Sale Agreement (as defined below) that is reasonably acceptable to the Requisite Forbearing Noteholders is effective within 45 days after the date of such termination, or
(I)     a Borrower (as defined in the Existing Credit Agreement) Continues (as defined in the Existing Credit Agreement), Converts (as defined in the Existing Credit Agreement) or otherwise maintains or borrows any Loan (as defined in the Existing Credit Agreement) as a Base Rate Loan (as defined in the Existing Credit Agreement), unless (x) the principal amount of all outstanding Base Rate Loans does not exceed $5.0 million in the aggregate or (y) such Base Rate Loan is Converted into a Eurocurrency Loan within five (5) Business Days thereof.
“Existing Infrastructure Sale Agreement” means that certain Sale and Purchase Agreement, dated October 16, 2020 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time but without giving effect to any amendment, waiver, supplement or other modification that is materially adverse to the Noteholders to which the Requisite Forbearing Noteholders hereunder have not agreed to in writing (which may be by e-mail from counsel to the Forbearing Noteholders)), between the Issuer, Global Telecom and Technology Holdings Ireland Limited, Hibernia NGS Limited, GTT Holdings Limited and Cube Telecom Bidco Limited.

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“Infrastructure Reorganization” means (i) at any time during the effectiveness of the Existing Infrastructure Sale Agreement, the consummation of the Reorganisation (as defined in the Existing Infrastructure Sale Agreement) and/or any other internal reorganization that is undertaken in connection with or related to the Reorganisation (as defined in the Existing Infrastructure Sale Agreement) for the primary purpose of efficiently separating the Infrastructure Business (as defined in the Priming Facility Credit Agreement) in preparation for the sale of the Infrastructure Business to a third party, in each case, in whole or in part, and in compliance with the Infrastructure Reorganization Principles (as defined in the Priming Facility Credit Agreement) and (ii) at any time during the effectiveness of a Replacement Infrastructure Sale Agreement, the consummation of any internal corporate reorganization by the Issuer and/or its Subsidiaries, in whole or in part, that is undertaken for the primary purpose of efficiently separating the Infrastructure Business in preparation for the sale of the Infrastructure Business to a third party, as determined in good faith by the Issuer and that is in compliance with the Infrastructure Reorganization Principles (as defined in the Priming Facility Credit Agreement).
“Infrastructure Sale Agreement” means (a) at any time that the Existing Infrastructure Sale Agreement is in effect, the Existing Infrastructure Sale Agreement and (b) at any time after the Existing Infrastructure Sale Agreement is terminated, any Replacement Infrastructure Sale Agreement that is in effect at such time.
“Replacement Infrastructure Sale Agreement” means, at any time after the Existing Infrastructure Sale Agreement is terminated, any agreement or agreements containing terms reasonably satisfactory to the Requisite Forbearing Noteholders (which satisfaction may be memorialized by an e-mail from counsel to the Forbearing Noteholders) and entered into by the Issuer and/or any of its Restricted Subsidiaries (as defined in the Priming Facility Credit Agreement) pursuant to which all or any portion of the Infrastructure Business (as defined in the Priming Facility Credit Agreement) would be sold to a Person that is not an Affiliate of the Issuer.
(b)The Issuer shall provide notice to the Forbearing Noteholders of the occurrence of any Forbearance Default (or any event or circumstance that with the provision of notice or passage of time would constitute a Forbearance Default) as soon as reasonably possible but in any event within two (2) Business Days of the Issuer becoming aware of the occurrence of such Forbearance Default (or any event or circumstance that with the provision of notice or passage of time would constitute a Forbearance Default), which notice shall state that such event occurred and shall set forth, in reasonable detail, the facts and circumstances that gave rise to such event. In the event that the Trustee or any Noteholder or group of Noteholders takes any action during the Noteholder Forbearance Period to declare all of the Notes immediately due and payable pursuant to Section 6.02 of the Indenture solely due to any of the Noteholder Specified Defaults, the Forbearing Noteholders agree to promptly deliver written notice to the Issuer and the Trustee to rescind and annul such acceleration and its consequences in accordance with Section 6.02 of the Indenture and, in connection therewith, to provide the necessary consents for an amendment to the Indenture that provides that Section 6.02(b) of the Indenture shall not require cure or waiver of any Events of Default that are Noteholder Specified Defaults in connection with rescinding and annulling such acceleration and its consequences.
(c)The Forbearance is limited in nature and nothing contained herein is intended, or shall be deemed or construed, (i) to constitute a waiver of any of the Noteholder Specified Defaults or any other existing or future Defaults or Events of Default or compliance with any term or provision of the Indenture, the Notes or applicable law, or (ii) to establish a custom or course of dealing between the Issuer and/or any or all of the Guarantors, on the one hand, and any Forbearing Noteholder, on the other hand. Nothing contained in this Agreement shall be deemed to obligate any Forbearing Noteholder to extend the Noteholder Forbearance Period or enter into any other forbearance agreements.

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(d)Upon the occurrence of a Termination Event, the agreement of the Forbearing Noteholders hereunder to forbear from taking any Remedial Action in respect of the Noteholder Specified Defaults shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Issuer waives. Each of the Issuer and the Guarantors agrees that the Forbearing Noteholders may at any time thereafter proceed to exercise any and all of their rights and remedies under any or all of the Indenture, the Notes and/or applicable law, including, without limitation, Remedial Action with respect to any of the Noteholder Specified Defaults. In furtherance of the foregoing, and notwithstanding the occurrence of the Forbearance Effective Date, each of the Issuer and the Guarantors acknowledges and confirms that, subject to the Forbearance, all rights and remedies of the Forbearing Noteholders under the Indenture, the Notes and applicable law with respect to the Issuer and the Guarantors shall continue to be available to the Forbearing Noteholders.
(e)Each of the Parties hereto hereby agrees that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Forbearing Noteholders may be entitled to take or bring in order to enforce their rights and remedies against the Issuer and the Guarantors are, to the fullest extent permitted by law, tolled and suspended during the Noteholder Forbearance Period.
(f)Each of the Issuer and the Guarantors understands and accepts the temporary nature of the forbearance provided hereby and that the Forbearing Noteholders have given no assurances that they will extend such forbearance or provide waivers or amendments to the Indenture after the Noteholder Forbearance Period.
(g)Each of the Issuer and the Guarantors acknowledges and agrees that each of the agreements of the Forbearing Noteholders hereunder have been made in reliance upon, and in consideration for, among other things, the general releases and indemnities contained in Section 8 hereof and the other covenants, agreements, representations and warranties of the Issuer and each of the Guarantors hereunder.
SECTION 3.Effectiveness.
This Agreement will be effective as of the date when the following conditions have been satisfied (such date, the “Forbearance Effective Date”):
(a)Agreement. Each of the Issuer, the Guarantors and the Forbearing Noteholders shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties (which signature pages may be delivered by counsel and in electronic form);
(b)Fees and Expenses. The Issuer shall have paid or caused to be paid to Latham & Watkins LLP (“Latham”) and Centerview Partners LLC (“Centerview”) the invoiced fees and expenses, pursuant to the fee agreement between the Issuer and Latham and the engagement letter between the Issuer and Centerview, respectively; provided that any such invoice is delivered to the Issuer at least one (1) Business Day prior to the Forbearance Effective Date;
(c)No Default or Event of Default. As of the date of this Agreement, no Default or Event of Default shall have occurred and be continuing, other than the Reporting Defaults; and
(d)Second Credit Facilities Forbearance Agreement. The Issuer and the Required Lenders (as defined in the Existing Credit Agreement shall have entered into a forbearance agreement (the “Second Credit Facilities Forbearance Agreement”) with respect to the Lender Specified Defaults, which

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Second Credit Facilities Forbearance Agreement shall be in the form attached as Annex D to the Amendment No. 4.
SECTION 4.Representations, Warranties and Covenants of the Issuer.
To induce the Forbearing Noteholders to execute and deliver this Agreement, the Issuer and the Guarantors, jointly and severally, represents, warrants and covenants that:
(a)The execution, delivery and performance by the Issuer and each of the Guarantors of this Agreement and all documents and instruments delivered in connection herewith have been duly authorized by the Issuer and each of the Guarantors, this Agreement has been duly executed and delivered by the Issuer and each of the Guarantors, and this Agreement and all documents and instruments delivered in connection herewith are legal, valid and binding obligations of the Issuer and each of the Guarantors enforceable against the Issuer and each of the Guarantors in accordance with their terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);
(b)Neither the execution, delivery and performance of this Agreement, all documents and instruments delivered in connection herewith, nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of the Issuer’s or any of the Guarantors’ organizational documents or (ii) any applicable laws;
(c)As of the date hereof, except for the Reporting Defaults, no Default or Event of Default has occurred or is continuing under the Indenture; and
(d)The Issuer further agrees that during the Noteholder Forbearance Period it will promptly upon the written request therefor, provide Latham and Centerview, as advisors to the Forbearing Noteholders (the “Noteholder Advisors”), with such information relating to the Issuer, the Guarantors or their Subsidiaries as the Noteholder Advisors reasonably request from time to time, which information may be provided on a “professional eyes only” basis.
SECTION 5.Representations, Warranties and Covenants of the Forbearing Noteholders.
Each Forbearing Noteholder severally (but not jointly) represents, warrants and covenants that, (i) as of the date hereof, it is the beneficial owner and/or investment advisor or manager of discretionary accounts for the holders or beneficial owners of the aggregate principal amount of the Notes set forth in the letter previously delivered to the Issuer by or on behalf of such Forbearing Noteholder or delivered to the Issuer contemporaneously with a signature page hereto, as applicable, and (ii) the execution, delivery and performance by such Forbearing Noteholder of this Agreement and all documents and instruments delivered in connection herewith have been duly authorized by such Forbearing Noteholder, this Agreement has been duly executed and delivered by such Forbearing Noteholder, and this Agreement and all documents and instruments delivered in connection herewith are legal, valid and binding obligations of such Forbearing Noteholder enforceable against it in accordance with their terms, except as the enforcement thereof may be subject to (x) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (y) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

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SECTION 6.Reference to and Effect upon the Indenture.
(a)All terms, conditions and covenants contained in the Notes Documents, and all rights of the Forbearing Noteholders, shall, subject to the Forbearance, remain in full force and effect. Each of the Issuer and Guarantors hereby confirms that the Indenture, the Notes and the Guarantees are in full force and effect and that neither the Issuer nor any Guarantor has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to the Indenture, the Notes or the Guarantees.
(b)Except as set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Indenture nor constitute a novation of any of the Obligations under the Indenture, the Notes or Guarantees, (ii) amend, modify or operate as a waiver of any default under the Indenture or any right, power or remedy of any Forbearing Noteholder, or (iii) constitute a course of dealing or other basis for altering the Indenture, the Notes, the Guarantees or any other contract or instrument. Except as set forth herein, each Forbearing Noteholder reserves all of its rights, powers, and remedies under the Indenture, the Notes, the Guarantees and applicable laws.
(c)Each of the Issuer and Guarantors acknowledges and agrees that the Forbearing Noteholders’ agreement to forbear from exercising their default-related rights and remedies with respect to the Noteholder Specified Defaults during the Noteholder Forbearance Period does not in any manner whatsoever limit any Forbearing Noteholder’s right to insist upon strict compliance by the Issuer and Guarantors with the Indenture, the Notes, the Guarantees, this Agreement or any other document during the Noteholder Forbearance Period, except as set forth herein.
SECTION 7.Additional Covenants.
(a)Each Forbearing Noteholder agrees that until the expiration or termination of the Noteholder Forbearance Period, it shall not directly or indirectly sell, transfer, lend, gift, pledge, hypothecate, encumber, convert, enter into any derivative or hedging agreement with respect to, or otherwise dispose of (each, a “Transfer”) any ownership (including any beneficial ownership)2 in any of its Notes or enter into any agreement, arrangement or understanding in connection therewith, except that each Forbearing Noteholder may Transfer any of the foregoing:
(i)     to the extent such Forbearing Noteholder is managing the Notes on behalf of a fund, to another fund managed by the Forbearing Noteholder if the representations and warranties set forth in Section 5 remain true and correct in all respects after such Transfer;
(ii)     to any other Forbearing Noteholder (including through a broker-dealer intermediary), in which case, such Notes shall automatically be deemed to be subject to the terms of this Agreement;
(iii)     to a transferee the Forbearing Noteholder controls, is controlled by, is under common control with or is an affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act), affiliated fund, or affiliated entity with a common investment advisor, so long as the applicable transferee agrees to be bound by all the terms of this Agreement as if such transferee had originally executed this Agreement;
2    As used herein, the term “beneficial ownership” means the direct or indirect economic ownership of, and/or the power, whether by contract or otherwise, to direct the exercise of the voting rights and the disposition of, the Notes or the right to acquire the Notes.

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(iv)     to any other person provided that the transferee agrees in writing prior to such Transfer to be bound by all the terms of this Agreement as if such transferee had originally executed this Agreement, or the transferee executes and delivers a separate agreement with terms substantially similar to this Agreement for the benefit of the Issuer (the Transfers set forth in the foregoing clauses (i) to (iv), a “Permitted Transfer” and such party to such Permitted Transfer, a “Permitted Transferee”); or
(v)     to a Qualified Marketmaker (as defined below) that acquires the Notes with the purpose and intent of acting as a Qualified Marketmaker for such Notes so long as such Qualified Marketmaker subsequently Transfers such Notes in a Permitted Transfer to a Permitted Transferee (any Transfer that does not comply with this paragraph shall be void ab initio).
Upon satisfaction of the foregoing requirements in this Section 7(a), the transferee shall be deemed to be a Forbearing Noteholder hereunder and the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations. Notwithstanding anything to the contrary herein, a Qualified Marketmaker that acquires any of the Notes with the purpose and intent of acting as a Qualified Marketmaker for such Notes shall not be required to agree to be bound by the terms and conditions set forth in this Agreement if such Qualified Marketmaker Transfers such Notes as part of market-making activities in a Permitted Transfer to a Permitted Transferee.
(b)On or prior to January 31, 2021, the Issuer shall produce a plan to the Forbearing Noteholders with respect to the Issuer’s tax strategy and implementation of balance sheet recapitalization, which shall be reasonably acceptable to the Requisite Forbearing Noteholders (which satisfaction may be memorialized by an e-mail from counsel to the Forbearing Noteholders). The failure to satisfy the foregoing covenant shall give rise to an immediate Forbearance Default if not remedied within three (3) Business Days, without any requirement to provide notice thereof.
(c)(i) The Issuer will not amend, modify, supplement, waive or otherwise change the charter of the Strategic Planning Committee (as defined in the Priming Facility Credit Agreement) as in effect on the date hereof without the prior consent of the Requisite Forbearing Noteholders (which satisfaction may be memorialized by an e-mail from counsel to the Forbearing Noteholders); provided that the failure to obtain the prior consent of the Requisite Forbearing Noteholders shall constitute an immediate Forbearance Default, without any requirement to provide notice thereof and (ii) the Issuer shall comply with each of the covenants set forth in Section 6.16(c) (Additional Covenants) of the Priming Facility Credit Agreement as in effect on the date hereof, unless otherwise agreed to in writing by the Requisite Forbearing Noteholders (which may be by e-mail by counsel); provided that the failure to comply with such covenants shall give rise to an immediate Forbearance Default if not remedied within three (3) Business Days, without any requirement to provide notice thereof.
(d)The Issuer and any Subsidiary shall not permit, authorize or take any action (or otherwise assist a third-party in taking any action) that would give rise to a Forbearance Default. The failure to satisfy the foregoing covenant shall give rise to an immediate Forbearance Default, without any requirement to provide notice thereof.
(e)The Issuer and any Subsidiary shall provide to the Noteholder Advisors promptly upon the reasonable request such information and documents relating to the Issuer and any Subsidiary and the Infrastructure Transaction as reasonably requested from time to time, which information may be provided on a “professional eyes only” basis.

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(f)Within two (2) Business Days of receiving from the Ad Hoc Lender Group Advisors (as defined in the Priming Facility Credit Agreement) any objection to the Updated Budget pursuant to Section 6.01(d) of the Priming Facility Credit Agreement or any notice (including any notice of default or event of default), letter or other written communications from the Ad Hoc Lender Group (as defined in the Priming Facility Credit Agreement) or the Ad Hoc Lender Group Advisors to the Issuer or its advisors, the Issuer shall provide such objection, notice, letter or other formal written communication to the Noteholder Advisors. As soon as reasonably practicable, the Issuer shall notify in advance the Noteholder Advisors of any material terms to any amendment, waiver, supplement or other modification to that certain Sale and Purchase Agreement, dated October 16, 2020, between the Issuer, Global Telecom and Technology Holdings Ireland Limited, Hibernia NGS Limited, GTT Holdings Limited and Cube Telecom Bidco Limited or any Replacement Infrastructure Sale Agreement.
(g)This Agreement shall in no way be construed to preclude the Forbearing Noteholders from acquiring additional Notes; provided, that (A) if any Forbearing Noteholder acquires additional Notes during the term of this Agreement, such Forbearing Noteholder shall report its updated holdings of Notes to the Issuer within five (5) Business Days of such acquisition and (B) any acquired Notes shall automatically and immediately upon acquisition by a Forbearing Noteholder be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given).
(h)The Issuer understands that the Forbearing Noteholders are engaged in a wide range of financial services and businesses. In furtherance of the foregoing, the Issuer acknowledges and agrees that, to the extent a Forbearing Noteholder expressly indicates on its signature page hereto that it is executing this Agreement on behalf of specific trading desk(s) and/or business group(s) of the Forbearing Noteholder that principally manage and/or supervise the Forbearing Noteholder’s investment in the Issuer, the obligations set forth in this Agreement shall only apply to such trading desk(s) and/or business group(s) and shall not apply to any other trading desk or business group of the Forbearing Noteholder so long as they are not acting at the direction or for the benefit of such Forbearing Noteholder or such Forbearing Noteholder’s investment in the Issuer; provided that the foregoing shall not diminish or otherwise affect the obligations and liability therefor of any legal entity that executes this Agreement.
(i)Further, notwithstanding anything in this Agreement to the contrary, the Parties agree that, in connection with the delivery of signature pages to this Agreement by a Forbearing Noteholder that is a Qualified Marketmaker before the Forbearance Effective Date, such Forbearing Noteholder shall be a Forbearing Noteholder hereunder solely with respect to the Notes listed on the letter delivered pursuant to Section 5 hereof and shall not be required to comply with this Agreement for any other notes it may hold from time to time in its role as a Qualified Marketmaker. As used herein, the term “Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against the Issuer (or enter with customers into long and short positions in claims against the Issuer), in its capacity as a dealer or market maker in claims against the Issuer and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).
SECTION 8.General Release; Indemnity.
(a)In consideration of, among other things, the Forbearing Noteholders’ execution and delivery of this Agreement, each of the Issuer and the Guarantors, on behalf of itself and its agents (including, without limitation, investment managers), representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby

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forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against any or all of the Forbearing Noteholders in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Forbearance Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Indenture, the Guarantees or the Notes or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among the Issuer and the Guarantors, on the one hand, and any or all of the Forbearing Noteholders, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. In entering into this Agreement, the Issuer and each Guarantor consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section 8 shall survive the termination of this Agreement and the Notes Documents.
(b)The Issuer and the Guarantors each hereby agrees that it shall be, jointly and severally, obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by or on behalf of any person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of the Issuer, any Guarantor, or any of their respective Subsidiaries, whether threatened or initiated, in respect of any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the Indenture, the Notes, the Guarantees, this Agreement or any other document executed and/or delivered in connection herewith or therewith; provided, that neither the Issuer nor any Guarantor shall have any obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of that Releasee as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Issuer and the Guarantors each agrees to make the maximum contribution to the payment and satisfaction thereof that is permissible under applicable law. The foregoing indemnity shall survive the termination of this Agreement and the Notes Documents.
(c)Each of the Issuer and the Guarantors, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Issuer or any Guarantor pursuant to Section 8(a) hereof. If the Issuer, any Guarantor or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Issuer and Guarantors, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any

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Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.
SECTION 9.Amendments.
This Agreement may be modified, amended or supplemented only by an instrument in writing signed by the Issuer, the Guarantors and the Requisite Forbearing Noteholders. Any provision in this Agreement may be waived by an instrument in writing signed by the Party against whom such waiver is to be effective, and any date or deadline set forth herein may be extended by written consent of the Requisite Forbearing Noteholders (which may be evidenced by email from counsel).
SECTION 10.Governing Law; Consent to Jurisdiction.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT IS SUBJECT TO THE PROVISIONS OF SECTION 12.08 OF THE INDENTURE RELATING TO SUBMISSION TO JURISDICTION AND WAIVER OF RIGHTS TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.
SECTION 11.Construction.
This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the Parties hereto. Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the Parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The Parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect. Without limiting the generality of the foregoing, “option” and “discretion” shall be implied by the use of the words “if” and “may.”
SECTION 12.Counterparts.
This Agreement may be executed in counterparts (and by different Parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including “.pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 13.Severability.
If any provision of this Agreement or the Indenture is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the Indenture shall not be affected or impaired thereby and (b) the Parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The

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invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 14.Time of Essence.
Time is of the essence in the performance of the obligations of the Parties hereunder and with respect to all conditions to be satisfied by such Parties.
SECTION 15.Further Assurances.
Each of the Issuer and the Guarantors agrees to take all further actions and execute all further documents as the Requisite Forbearing Noteholders may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.
SECTION 16.Section Headings.
Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.
SECTION 17.Notices.
Except as set forth herein, all notices, requests, and demands to or upon the respective Parties hereto shall be given in accordance with the Indenture or in such other manner and to such persons as agreed upon by the Parties hereto.
SECTION 18.Assignments.
This Agreement shall be binding upon and inure to the benefit of the Issuer, the Guarantors, the Forbearing Noteholders and their respective successors and assigns.
SECTION 19.Relationship of Parties; No Third Party Beneficiaries.
Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship between the Issuer and the Guarantors, on the one hand, and the Forbearing Noteholders, on the other hand. This Agreement is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the Parties hereto. No person other than a Party hereto is intended to be a beneficiary hereof and no person other than a Party hereto shall be authorized to rely upon or enforce the contents of this Agreement.
SECTION 20.Final Agreement.
THIS AGREEMENT, THE INDENTURE AND THE GUARANTEES REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
SECTION 21.Separately Managed Accounts.
The Parties hereto acknowledge that all representations, warranties, covenants and other agreements made by or with respect to any Noteholder that is a separately managed account of an

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investment manager identified on the signature pages hereto (the “Manager”) are being made only with respect to the assets managed by such Manager on behalf of such Noteholder, and shall not apply to (or be deemed to be made in relation to) any assets or interests that may be beneficially owned by such Noteholder that are not held through accounts managed by such Manager.
[Signature pages follow]

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IN WITNESS WHEREOF, this Forbearance Agreement has been executed by the Parties hereto as of the date first written above.
GTT COMMUNICATIONS, INC.

By: /s/ Donna Granato
Name: Donna Granato
Title: Interim Chief Financial Officer

                        GTT AMERICAS, LLC
GTT GLOBAL TELECOM GOVERNMENT SERVICES, LLC
GC PIVOTAL, LLC
COMMUNICATION DECISIONS – SNVC, LLC
ELECTRA LTD.
CORE 180, LLC

By: /s/ Donna Granato
Name: Donna Granato
Title: Chief Financial Officer
SIGNATURE PAGE TO
NOTEHOLDER FORBEARANCE AGREEMENT

DDJ CAPITAL MANAGEMENT, LLC, on behalf of certain funds and accounts it manages and/or advises

By:    /s/ David J. Breazzano
    Authorized Signatory

SIGNATURE PAGE TO
NOTEHOLDER FORBEARANCE AGREEMENT

P. SCHOENFELD ASSET MANAGEMENT LP, as investment advisor on behalf of certain funds and managed accounts

By:    /s/ Alan Chan
    Authorized Signatory

SIGNATURE PAGE TO
NOTEHOLDER FORBEARANCE AGREEMENT

CREDIT SUISSE ASSET MANAGEMENT, LLC, in its capacity as investment manager, sub-adviser, or similar capacity on behalf of certain holders of the 7.875% Senior Notes due 2024 of GTT Communications, Inc.

By:    /s/ Thomas Flannery     Authorized Signatory

SIGNATURE PAGE TO
NOTEHOLDER FORBEARANCE AGREEMENT

HG VORA CAPITAL MANAGEMENT, LLC, as investment advisor on behalf of certain funds and managed accounts

By:    /s/ Mandy Lam
    Authorized Signatory

SIGNATURE PAGE TO
NOTEHOLDER FORBEARANCE AGREEMENT

ARISTEIA CAPITAL, L.L.C., as investment manager to underlying funds

By:    /s/ Andrew B. David
Name:     Andrew B. David
Title:     Chief Operating Officer
    Aristeia Capital, L.L.C.

SIGNATURE PAGE TO
NOTEHOLDER FORBEARANCE AGREEMENT

Exhibit A

FORM OF AMENDMENT NO. 4 TO CREDIT AGREEMENT AND CONSENT

See Exhibit 10.3 filed herewith.